Exhibit 99.3

FREEPORT-MCMORAN COPPER & GOLD INC.

OFFER TO EXCHANGE

UP TO $1,500,000,000 REGISTERED 2.375% SENIOR NOTES DUE 2018 FOR ANY AND ALL OUTSTANDING UNREGISTERED 2.375% SENIOR NOTES DUE 2018,

UP TO $1,000,000,000 REGISTERED 3.100% SENIOR NOTES DUE 2020 FOR ANY AND ALL OUTSTANDING UNREGISTERED 3.100% SENIOR NOTES DUE 2020,

UP TO $2,000,000,000 REGISTERED 3.875% SENIOR NOTES DUE 2023 FOR ANY AND ALL OUTSTANDING UNREGISTERED 3.875% SENIOR NOTES DUE 2023 AND

UP TO $2,000,000,000 REGISTERED 5.450% SENIOR NOTES DUE 2043 FOR ANY AND ALL OUTSTANDING UNREGISTERED 5.450% SENIOR NOTES DUE 2043

To Our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2013 (the “prospectus”), and the related Letter of Transmittal (the “letter of transmittal”) relating to the offer (the “exchange offer”) of Freeport-McMoRan Copper & Gold Inc. (the “Company”) to exchange up $1,500,000,000 in aggregate principal amount of its 2.375% Senior Notes due 2018, up to $1,000,000,000 in aggregate principal amount of its 3.100% Senior Notes due 2020, up to $2,000,000,000 in aggregate principal amount of its 3.875% Senior Notes due 2023, and up to $2,000,000,000 in aggregate principal amount of its 5.450% Senior Notes due 2043 (collectively, the “new notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the same amount of its outstanding unregistered 2.375% Senior Notes due 2018, 3.100% Senior Notes due 2020, 3.875% Senior Notes due 2023 and 5.450% Senior Notes due 2043 (collectively, the “old notes”). The old notes were sold on March 7, 2013 to J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Scotia Capital (USA) Inc., SMBC Nikko Capital Markets Limited, BMO Capital Markets Corp., CIBC World Markets Corp., Santander Investment Securities Inc., Standard Chartered Bank, U.S. Bancorp Investments, Inc., RBC Capital Markets, LLC and TD Securities (USA) LLC (collectively, the “initial purchasers”). The initial purchasers subsequently resold the old notes to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. The exchange offer is being extended to all holders of the old notes in order to satisfy certain obligations of the Company set forth in the Registration Rights Agreements, each dated as of March 7, 2013, among the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers, relating to the 2.375% Senior Notes due 2018, the 3.100% Senior Notes due 2020, the 3.875% Senior Notes due 2023 and the 5.450% Senior Notes due 2043, respectively. The new notes are substantially identical to the old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the new notes.

These materials are being forwarded to you as the beneficial owner of the old notes held by us for your account but not registered in your name. A tender of such old notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the old notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the old notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 11:59 p.m., New York City time, on                     , 2013, unless the exchange offer is extended by the Company (as it may be extended, the “expiration date”). Old notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

Your attention is directed to the following:

1. The exchange offer is for any and all old notes.

2. The exchange offer is subject to certain conditions set forth in the section of the prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of old notes from the holder to the Company will be paid by the Company, except as otherwise provided in the letter of transmittal.

4. The exchange offer expires at 11:59 p.m., New York City time, on                     , 2013, unless the exchange offer is extended by the Company.

If you wish to have us tender your old notes, please so instruct us by completing, executing and returning to us the instruction form accompanying this letter. The letter of transmittal is furnished to you for your information only and may not be used by you to tender your old notes.

Very truly yours,

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the exchange offer made by Freeport-McMoRan Copper & Gold Inc. with respect to the old notes.

This will instruct you as to the action to be taken by you relating to the exchange offer with respect to the old notes held by you for the account of the undersigned.

The aggregate face amount of the old notes held by you for the account of the undersigned is (fill in amount):

$            of 2.375% Senior Notes due 2018

$            of 3.100% Senior Notes due 2020

$            of 3.875% Senior Notes due 2023

$            of 5.450% Senior Notes due 2043

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

to tender the following old notes, subject to the terms and conditions set forth in the prospectus and the letter of transmittal, held by you for the account of the undersigned (insert principal amount of old notes to be tendered) (if any):

$            of 2.375% Senior Notes due 2018

$            of 3.100% Senior Notes due 2020

$            of 3.875% Senior Notes due 2023

$            of 5.450% Senior Notes due 2043

not to tender any old notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the old notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

•	the new notes acquired in exchange for old notes pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned;

•

the undersigned is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of old notes or new notes issued to the undersigned within the meaning of the Securities Act; and

•

the undersigned is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or, if the undersigned is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the undersigned is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such new notes.

Signature:

Print Name here:

(Print Address):

(Area Code and Telephone Number):

(Tax Identification or Social Security Number):

Dated:

None of the old notes held by you for the beneficial owner’s account will be tendered unless you receive written instructions from the beneficial owner to do so. Unless a specific contrary instruction is given in the space provided, the beneficial owner’s signature hereon shall constitute an instruction to you to tender all of the old notes held by you for the beneficial owner’s account.

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